EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File no. 333-235915) and Forms S-8 (File Nos. 333-251387, 333-239434 and 333-235916) of our report dated March 18, 2022 with respect to the audited consolidated financial statements of Artelo Biosciences, Inc. (the “Company”) appearing in this Annual Report on Form 10-KT of the Company for the period ended December 31, 2021.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 18, 2022